EXHIBIT 10.1

SEPARATION AGREEMENT

This Separation Agreement (“Agreement”) is made and entered into as of this 17th day of October, 2008, by and among John F. Kane, (“Employee”), and Whitney Information Network, Inc. (“WIN”) on behalf of itself and its subsidiary and affiliated companies, and their respective successors and assigns (collectively “Employer”).  Employee and Employer are collectively referred to as the Parties throughout this Agreement.

In consideration of the mutual covenants, promises, and conditions expressed in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the Parties agree as follows:

1.                                  Resignation.     Employee hereby resigns, and Employer hereby accepts such resignation, from Employee’s employment with Employer effective as of October 17, 2008 (“Separation Date”).  Employee further hereby resigns from all positions held by Employee as an officer or director of Employer, effective as of the Separation Date.  Concurrently with the execution and delivery of this Agreement, and as a condition to Employer’s obligation to pay the Separation Benefit as set forth in Section 2, below, Employee shall execute and deliver his written resignations (individually, “Written Resignation” and collectively, “Written Resignations”), in the form attached hereto as Exhibit A, from WIN and each and every subsidiary, affiliate, and trust of Employer of which Employee is an officer, director, or trustee, including, but not necessary limited to, the positions with WIN and its subsidiaries, affiliates, and trusts as set forth in Exhibit B attached hereto.  Employee acknowledges and agrees that after the Separation Date, he will not have the authority to represent or bind Employer as an executive officer of Employer.  The Parties further acknowledge and agree that the resignation by Employee pursuant to this Agreement shall be deemed a “Voluntary Termination” pursuant to that certain Executive Employment Agreement (the “Employment Agreement”) dated June 30, 2003 by and between Employee and Whitney Education Group, Inc., a wholly owned subsidiary of WIN.  Employer shall pay Employee (i) all salary and vacation pay Employee accrued as of the Separation Date, (ii) vested deferred compensation (other than pension plan or profit sharing plan benefits, if any, which will be paid in accordance with the applicable plan), and (iii) the remaining unpaid balance of the $230,000 performance bonus the WIN Board of Directors conditionally authorized on May 23, 2008 (“2007 Performance Bonus Balance”); provided, however that Employer shall only be obligated to make payment of the remaining balance of the 2007 Performance Bonus Balance if and to the extent approved by the WIN Board of Directors as described in WIN’s Form 8-K report dated May 23, 2008 and filed with the Securities and Exchange Commission.  Except as provided in this Paragraph 1 of this Agreement, the Employee acknowledges and agrees that this Agreement shall serve to terminate the Employment Agreement as of the Separation Date and this Agreement sets forth all of the compensation payable to him.  In the event of a conflict between the terms and conditions of the Employment Agreement and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall apply. Without limiting the generality of the foregoing sentence, Employee hereby waives any and all claims to salary, incentive payments, bonuses, or benefits of any kind, whether based on or arising out of the Employment Agreement or otherwise, except as expressly

provided for in this Section 1 or as otherwise prohibited by law.   Employee agrees that he will submit all vouchers for reasonable business expenses prior to his Separation Date or as soon thereafter as is practicable.  Employer agrees to reimburse Employee for such expenses with within seven (7) days of receipt of any such voucher.  Employee agrees to return to the Employer, on or as soon as practicable after the Separation Date, all Employer property or copies thereof, including, but not limited to, files, records, computer access codes, computer programs, keys, card key passes, instruction manuals, documents, business plans, and other property that he received, prepared, or helped to prepare in connection with his employment with the Employer.

2.                                  Separation Benefit.     In consideration of the releases Employee grants pursuant to Section of 3 of this Agreement, Employer shall provide Employee severance benefit of an amount equal to three (3) months of Employee’s current base rate of pay, less all applicable withholding taxes and any other amounts required by law to be withheld. (“Separation Benefit”).  The Employer shall pay the Separation Benefit in bi-weekly equal installments on the dates that are Employer’s regular pay days for its employees in an amount equal to the bi-weekly amount of salary payable to Employee as of the Separation Date until the Separation Benefit has been paid in full; provided however, that Employer shall pay the Separation Benefit in full no later than December 31, 2008; and provided further that Employer may prepay any remaining balance of the Separation Benefit, in whole or in part, at any time or from time to time prior to December 31, 2008.  Employer’s obligation to make payments to Employee under this Agreement is conditioned upon Employee’s compliance with all of his covenants and obligations contained in this Agreement and those sections of the “Confidentiality, Non-Compete and Non-Solicitation Agreement (Employee)” as set forth in Section 11 below.

3.                                  Waiver and Release.     (a) In exchange for the Separation Benefit provided by Employer pursuant to Section 2 above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Employee on behalf of himself and his past, present and future agents, representatives, attorneys,  heirs, executors, assigns and successors, and all other persons connected therewith, hereby releases and forever discharges Employer, and all of its past, present and future agents, representatives, principals, attorneys, affiliates, owners, members, shareholders, officers, directors, employees, assigns and successors (collectively “Releasees”), of and from any and all legal, equitable or other claims, demands, setoffs, defenses, contracts, accounts, suits, debts, agreements, actions, causes of action, sums of money, judgments, findings, controversies, disputes, or past, present and future duties, responsibilities, obligations, or suits at law and/or equity of whatsoever kind, from the beginning of time to the date hereof, including, without limitation, any and all actions, causes of action, claims, counterclaims, third party claims, and any and all other federal, state, local and/or municipality statutes, laws and/or regulations and any ordinance and/or common law pertaining to employment and any and all other claims, counterclaims and/or third party claims which have been or which could have been asserted against any party in any court, arbitration or other forum involving the subject matter of the Agreement.

(b) By signing this Agreement, Employee knowingly and voluntarily fully releases and forever discharges Releasees of and from all claims, demands, and liability of any kind arising under any statute, law or ordinance pertaining to employment, including, without limitation, Title

VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the National Labor Relations Act, the Americans with Disabilities Act, any state human rights act, or the Age Discrimination in Employment Act (“ADEA”).  It is understood that the acceptance of this Agreement by Releasees is not to be construed as an admission of liability on their part.  Employee further understands and agrees that this Agreement is intended to cover all actions, causes of action, claims, and demands for damages, loss or injury arising from the beginning of time until the date of this Agreement, whether presently known or unknown to the Employee.

(c)                             In accordance with provisions of the ADEA, as amended, 29 U.S.C. §601-634, the Employee is hereby provided a period of twenty-one (21) days from the date of receiving this Agreement to review the waiver of rights under the ADEA and sign this Agreement.  Furthermore, the Employee has seven (7) days after the date of signing the Agreement (“Revocation Period”) to revoke the Employee’s consent.  This Agreement shall not become effective or enforceable until the Revocation Period has expired.  If the Employee does not deliver a written revocation to Marie B. Code, General Counsel, c/o Whitney Information Network, Inc., 1612 E. Cape Coral Parkway, Cape Coral, FL 33904, before the Revocation Period expires, this Agreement will become effective.

(d)                            Employee is hereby advised to consult with an attorney prior to executing this Agreement.  The Employee acknowledges that he has been given a reasonable time in which to consider the Agreement and seek such consultation and warrants that the Employee has consulted with knowledgeable persons concerning the effect of this Agreement and all rights that the Employee might have under any and all state and federal law relating to employment and employment discrimination.  The Employee fully understands these rights and that by signing this Agreement the Employee forfeits all rights to sue Releasees for matters relating to or arising out of employment and termination.  The Employee may preserve a legal right to sue by refusing to sign this Agreement, in which case the Employee will not receive the Separation Benefit.

(e)                             Nothing in this Section 3 shall release Employer from its obligations to Employee as set forth in this Agreement.  In addition, nothing in this Section 3 shall impair Employee’s rights, if any, to indemnification from WIN pursuant to and in accordance with the by-laws of WIN.

4.                                  SEC Sub-certifications.     Employee covenants and agrees that Employee shall execute and deliver, substantially in the form attached hereto as Exhibit C, Employee’s sub-certifications (“Sub-certifications”) in support of the Sarbanes-Oxley Section 302 and Section 906 certifications of WIN’s Chief Executive Officer and Chief Financial Officer for all of WIN’s 1934 Act filings and disclosures relating to WIN’s financial statements for 2003, 2004, 2005, and 2006 and for WIN’s 2006 Form 10-K/A, 2007 Form 10-K, 2007 Form 10-Qs and the Form 10-Q for each of the first three quarters of 2008, all within three (3) business days of request therefor.  In addition, Employee shall, for a period of one (1) year after the Separation Date, provide such assistance, cooperation, consultation, and information, and, to the extent Employee is able to do so truthfully, shall execute and deliver such documents, including, by way of example and not limitation, Sub-certifications, affidavits, and certifications, as may be requested by Employer from time to time with respect to any filings made by WIN with the SEC.

5.                                  Non-Disparagement.     Employee agrees that he will not, in any private conversation or public forum (i.e., in lectures, to the media, in published articles, to analysts, or in comparable forums), (a) criticize, denigrate, speak adversely of, or make any statements that could reasonably be interpreted or construed as being negative, critical, derogatory, or otherwise harmful to, or (b) disclose negative information about, the operations, management or performance of, the Employer or about any director, officer, employee or agent of the Employer.

6.                                  No Admission of Liability.     This Agreement shall not in any way be construed as an admission by either party that it has acted wrongfully with respect to the other, or that either party has any rights whatsoever against the other.

7.                                  Entire Agreement.     This Agreement contains the entire agreement of the Parties and replaces any prior or contemporaneous written or oral representations or understandings about this matter.  This Agreement may not be changed except in writing signed by the Parties or their respective attorneys.

8.                                  Successors.     This Agreement shall be binding on and shall inure to the benefit of Employer, its parent and/or subsidiary companies, and the successors, predecessors, shareholders, officers, directors, representatives, agents, and employees of the foregoing entities, as well as its assigns.

9.                                  Governing Law.     The Parties agree that this Agreement is being consummated in Florida and that performance by the Parties of this Agreement is in Florida.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.  Any legal proceeding of any nature either party brings against the other to enforce any right or obligation under this Agreement, or arising out of any matter pertaining to this Settlement Agreement, shall exclusively be submitted to the United States District Court for the Middle District of Florida, Fort Myers Division, in Fort Myers, Florida.  The Parties consent and submit to the exclusive jurisdiction of this Court and agree to accept service of process outside the State of Florida in any matter to be submitted to any such court pursuant to this Agreement.

10.                            Knowing and Voluntary Assent.     In executing this Agreement, Employee hereby represents that the has been afforded a reasonable opportunity to consider this Agreement; that he has completely and carefully read this Agreement; that Employer has advised him to consult with an attorney of his own choice prior to executing this Agreement, and relied on the legal advice of his attorney; that he has had the opportunity to have an attorney explain to him the terms of this Agreement; that he knows and understand the contents of this Agreement; and that the terms of this Agreement are satisfactory to him..

11.                            Confidential Information, etc.,     Employee hereby ratifies and affirms, and agrees to fully and faithfully perform and abide by Section 2 (Proprietary Rights), Section 3 (Covenant Not to Compete) (as modified by this Section 11), Section 4 (Covenant Not to Solicit Customers/Clients), Section 5 (Covenant Not to Solicit Employees, Independent Contractors an/or Vendors), and Section 6 (Covenant Not to Violate Company Confidences) of that certain

“Confidentiality, Non-Compete and Non-Solicitation Agreement (Employee)” dated April 1, 2003 by and between Whitney Education Group, Inc., and Employee (“Confidentiality Agreement”), a copy of which is attached hereto as Exhibit D.  Employee further acknowledges and agrees that such obligations survive the termination of Employee’s employment with Employer in accordance with the terms of the Confidentiality Agreement.  Notwithstanding the foregoing, the Parties acknowledge and agree that the Employee’s obligation not to compete as set forth in Section 3 (Covenant Not to Compete) of the Confidentiality Agreement shall expire on July 18, 2009.

12.                            Severability.     In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under the law, such unenforceability shall not affect any other provision of this Agreement, but, with respect only to the jurisdiction holding the provision to be unenforceable, this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein.

13.                            Further Assurances/Cooperation.     Employee shall, from time to time, perform such other acts and execute and deliver any and all such other instruments, documents or letters as may be required by law or as Employer reasonably requests to establish, maintain and protect the rights and remedies of Employer and to carry out the intent and purpose of this Agreement.  Without limiting the generality of the foregoing, Employee shall execute and deliver any and all documents necessary or appropriate to remove Employee as an authorized signatory to any and all bank accounts and other financial accounts, including, but not necessarily those accounts listed in Exhibit E, attached hereto.  In addition, Employee shall provide such assistance, cooperation, consultation, and information as Employer may reasonably request from time to time with respect to matters affecting or related to the Employer and in which Employee was involved or has knowledge, including, but not limited to, governmental investigations, contracts, litigation, and financial matters.  Employer shall reimburse Employee for any reasonable out-of pocket expenses Employee in performing such acts and in executing, delivering instruments, documents, or letters.

14.                            Compliance with Securities Laws.     Employee acknowledges and agrees that WIN is a public company and certain federal and state securities laws, including but not limited to laws relating to Regulation FD, insider trading, and Section 16 beneficial reporting requirements, might continue to apply to him, even though he no longer serves as an executive officer, director or employee of WIN.  Employee agrees that he will comply with any securities laws that are applicable to him after the Separation Date and will rely upon his own legal counsel to advise him of any such requirements.

15.                            Termination; Injunctive Relief.     Employer may terminate this Agreement for Cause.  “Cause” shall mean (i) any action or omission of Employee which constitutes a willful and material breach of this Agreement that is not cured or as to which Employee has not commenced diligent attempts to cure within 10 business days after receipt by Employee of notice of such breach.  Employer may also terminate this Agreement if it discovers that Employee has committed any acts or omissions under the Employment Agreement that would have permitted Employer to terminate Employee for “Cause,” as defined in the Employment Agreement.  Employee understands and agrees that a violation of Paragraphs 1, 3, 4, 5, 11, or 13 will be considered a material breach of this Agreement.  Employee acknowledges and agrees that irreparable harm would result from any breach by Employee of the covenants contained in Paragraphs 1, 3, 4, 5, 11, or 13 of this Agreement and that monetary damages alone would not provide adequate relief for any such breach.  Accordingly, the parties agree that injunctive relief in favor of Employer would be proper.  Employee further agrees, that in the event of such willful and material breach, in addition to any other relief directed by a court of competent jurisdiction, (i) to return promptly to Employer consideration of all installment payments of the Separation Benefit Employee received, except for $1,000.00, (ii) that Employer shall be released from any further obligation to make any further payments of the Separation Benefit; and (iii) to pay Employer all of its actual attorney’s fees and costs incurred in any action, suit, or other proceeding brought by or on behalf of Employer to recoup payments of the Separation Benefit to which it is entitled under this Section.

16.                       Assignment; Waivers.     Nothing in this Agreement shall be construed to permit the assignment by either party of any of its rights or obligations hereunder, and such assignment is expressly prohibited without the prior written consent of the other party, which consent shall not be unreasonably delayed or withheld. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation. Notwithstanding the foregoing, Employer shall have the absolute right to, assign or otherwise assign its rights and obligations hereunder to any parent or subsidiary of Employer, or to a subsidiary of the parent of Employer, or to a corporation with which Employer may merge or consolidate, without Employee’s consent.

17.                            Counterparts.     This Agreement may be executed in any number of counterparts with the same effect as if each party hereto had signed the same document.  All counterparts shall be construed together and shall constitute one agreement.  The parties agree that the delivery of facsimile counterparts followed by the conveyance of originally signed documents shall be sufficient to evidence the parties’ intent for the ratification of this document.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement or caused this Agreement to be executed the day and year first above written.

WHITNEY INFORMATION		EMPLOYEE:
NETWORK, INC.

By:	/s/ Anne M. Donoho	/s/ John F. Kane
John F. Kane
Name:	Anne M. Donoho
		Date:	October 17, 2008
Title:	Chief Financial Officer

Date:	October 17, 2008

EXHIBIT A

FORM OF WRITTEN RESIGNATION

I hereby resign as President and Director of the following entities effective as of October 17, 2008:

Whitney Information Network, Inc. (President and Chief Operating Officer)

American Home Buyers Alliance, Inc.

Coral Aviation, Inc.

EduTrades, Inc.

Mortgage Reduction System EquityCorp.

Wealth Intelligence Academy, Inc.

Whitney Consulting Services, Inc.

Whitney Education Group, Inc.

Rich Dad Education Limited (Canada)

Rich Dad Education Limited (UK)

Whitney Canada, Inc.

I hereby resign as Director of the following entities effective as of October 17, 2008:

Whitney Development Limited

Whitney International Limited

Whitney UK Limited

Furthermore, I hereby resign as Trustee of the following entities effective as of October 17, 2008:

1612 E. Cape Coral Parkway Land Trust

WIN CR II Trust

Date:	John F. Kane

EXHIBIT B

POSITIONS AND SUBSIDIARIES

ENTITY	POSITIONS

Whitney Information Network, Inc.	President and Chief Operating Officer; Director

American Home Buyers Alliance, Inc.	President; Director

Coral Aviation, Inc.	President; Director

EduTrades, Inc.	President; Director

Mortgage Reduction System EquityCorp.	President; Director

Wealth Intelligence Academy, Inc.	President; Director

Whitney Consulting Services, Inc.	President; Director

Whitney Education Group, Inc.	President; Director

Rich Dad Education Limited (Canada)	President; Director

Rich Dad Education Limited (UK)	President; Director

Whitney Canada, Inc.	President; Director

Whitney Development Limited	Director

Whitney International Limited	Director

Whitney UK Limited	Director

1612 E. Cape Coral Parkway Land Trust	Trustee

WIN CR II Trust	Trustee

EXHIBIT C

FORM OF SUB-CERTIFICATION

WHITNEY INFORMATION NETWORKS, INC.

                      , 2008

The undersigned hereby certifies to Charles M. Peck, the Chief Executive Officer of Whitney Information Networks, Inc., a Colorado corporation (the “Company”), and to Anne M. Donoho, the Chief Financial Officer of the Company, as follows:

(1)           I served as Interim President of the Company for the period of December 4, 2007 through June 20, 2008 and as President and Chief Operating Officer for the period of June 20, 2008 through October 17, 2008.

(2)           I have received the Company’s                      Report on Form 10-         for the                        month period ended                               , in the form to be filed with the Securities and Exchange Commission (“SEC”), a copy of which is attached as Exhibit A (the “Report”), the form of certification of  Mr. Peck and Ms. Donoho which I understand is required to be provided with the filing of the Report with the SEC pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and Rule 13a-14 of the Securities Exchange Act of 1934 (the “Exchange Act”), a copy of which form of certification is attached as Exhibit B (the “Section 302 Certification”), and the form of certification of Mr. Peck and Ms. Donoho, which I understand is required to accompany the filing of the Report with the SEC pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, a copy of which form of certification is attached as Exhibit C (the “Section 906 Certification”).

(3)           I have read and reviewed carefully the Report, the Section 302 Certification, and the Section 906 Certification, and this Certificate is intended to be a statement of facts upon which Mr. Peck and Ms. Donoho may each rely in determining whether to execute and deliver the Section 302 Certification and the Section 906 Certification.

(4)           The statements contained in this Certificate are based upon my familiarity with information included in the Report related to matters that are within my official responsibilities as an employee of the Company serving in the positions described in paragraph (1) above and listed in Annex A, including, as the                                of the Company, which familiarity is sufficient to enable me to express an informed judgment as to matters set forth in this Certificate.

(5)           I am not aware of any violations or possible violations of laws or regulations, including the United States Foreign Corrupt Practices Act of 1977 (which makes it unlawful to offer a bribe to a government official, political party or candidate for political office in any country outside the U.S. for the purpose of obtaining, retaining, or directing business to any person), whose effects should be considered for disclosure in the financial statements of the Company or as a basis for recording a loss contingency.

(6)           I have participated in the special review process that management has implemented and that is designed to ensure that the Report is subject to a thorough and critical review and contains all required information and that the information in the Report is accurate and complete.

(7)           I know of no facts, circumstances or events that are contrary to or inconsistent with the statements contained in the Section 302 Certification that (a) the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which the statements were made, not misleading with respect to the period covered by the Report and (b) the financial statements, and other financial information included in the Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in the Report.

(8)           I know of no facts, circumstances or events that are contrary to or inconsistent with the statements contained in the Section 906 Certification that (a) the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Exchange Act and (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

(9)           I know of no facts, circumstances or events that are contrary to or inconsistent with the statements contained in the Report regarding the conclusions of Mr. Peck or Ms. Donoho about the effectiveness of the disclosure controls and procedures based on their evaluation as of                               .

(10)         I know of no facts, circumstances or events that are contrary to or inconsistent with the statements contained in the Report regarding whether or not there were significant changes in the Company’s internal controls or in other factors that could significantly affect these controls subsequent to the date of their most recent evaluation, including any corrective actions taken with regard to significant deficiencies and material weaknesses.

(11)         I know of no significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls.

(12)         I know of no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(13)         As used herein, (a) “disclosure controls and procedures” means controls and other procedures of the Company that are designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the

Company’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and (b) “financial statements and other financial information” includes the financial statements (including footnote disclosure), selected financial data, management’s discussion and analysis of financial condition, results of operations and cash flows. In addition, the certification statement contained herein regarding fair presentation of financial statements and other financial information is not limited to a representation that the financial statements and other financial information have been presented in accordance with GAAP and is not otherwise limited by GAAP. Rather, it encompasses, among other things, the selection of appropriate accounting policies, disclosure of financial information that is informative and reasonably reflects the underlying transactions and events and the inclusion of any additional disclosure necessary to provide investors with a materially accurate and complete picture of the Company’s financial condition, results of operations and cash flows.

I will promptly advise Mr. Peck and Ms. Donoho if there are any changes in the foregoing information prior to the filing of the Report.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate on the date first set forth above.

John F. Kane

EXHIBIT D

CONFIDENTIALITY, NON-COMETE

AND NON-SOLICIATION AGREEMENT (EMPLOYEE)

(attached)

CONFIDENTIALITY, NON-COMPETE AND NON-SOLICITATION AGREEMENT (EMPLOYEE)

THIS CONFIDENTIALITY, NON-COMPETE AND NON-SOLICITATION AGREEMENT is made and entered into as of this 1 day of April, 2003, by and between Whitney Education Group, Inc., its parent, subsidiaries, affiliates, successors and assigns (hereinafter referred to as "the Company"), and John Kade, having an address of 3638 SE 5th Ct, Cape Coral, FL 33904 (hereinafter referred to as "Employee").

WHEREAS, the Company is engaged in the business of teaching real estate investing principles, small business development and management principles, financial markets trading principles, strategies and applications, national and international finance investment, asset protection strategies, and the production and delivery of live seminars and home study courses in a variety of disciplines; and

WHEREAS, you are presently an employee of the Company or are desirous of becoming an employee of the Company; and

WHEREAS, the Company is desirous of engaging your services as an Employee or of allowing you to continue your current position as an employee of the Company, subject to your agreement to the terms, provisions and conditions set forth herein;

NOW THEREFORE, in consideration of the Company engaging your services as an Employee or of allowing you to continue as an Employee of the Company in your current position, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1. Recitals. The foregoing recitals are true and correct, including the recital of consideration.

2. Proprietary Rights. Employee agrees that all Work Product, as hereinafter defined, created solely or jointly by Employee, arising from or related to any services performed by Employee for or on behalf of the Company, or in the course Employee's performance of Employee's duties as an employee of the Company, or previously performed by Employee for or on behalf of the Company, or previously conceived in anticipation of the services to be performed in regard to the Company's engagement of Employee, shall be deemed "work made for hire" and shall be the sole and exclusive property of the Company. Employee shall execute all such assignments, oaths,

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declarations and other documents as may be prepared by the Company to effect the foregoing. If, for any reason, such work product fails to qualify as a ""work made for hire", and in any event, Employee hereby irrevocably assigns all rights, title and interest including, without limitation, any copyright throughout the world, to all work product to the Company. In addition, Employee agrees that all other property, materials, papers, books, records, computer software and programs of the Company, as well as all reproductions thereof, relating to the business and affairs of the Company, or its customers / clients, whether or not prepared by Employee, shall be the sole and exclusive property of the Company. Employee agrees not to use any such Work Product or other property of the Company for any purpose other than to perform services for or on behalf of the Company without the prior written consent of the CEO or President of the Company. For purposes of this Agreement, the term "Work Product" shall mean all documentation, writings, correspondence, manuals, materials, creative works, methods, techniques, compositions, ideas, improvements, inventions, publications, lecture materials, customer lists and records, files, employee lists and records, marketing plans, sales records, marketing analysis, computer programs and data, system documentation, special hardware, product hardware, related software development, correspondence, letters, notes, notebooks, reports, flowcharts, proposals, business plans, marketing materials, internal memoranda, know-how and other information, (including, without limitation, any Confidential and Proprietary Information (as hereinafter defined)), which is created for or on behalf of the Company, in whole or in part, by Employee, whether or not such Work Product is capable of being copyrighted, patented, trademarked or otherwise protected under applicable law. For the purposes of this Agreement, the term documentation shall include, without limitation, all tangible media in which information, data, or designs may be fixed, now or hereafter developed, including, without limitation, writings, computer diskettes, audio tape, video tape, film, computer tape, photographic film, micro disc, and CD rom. Employee agrees that said Employee shall assist in every lawful way in protecting or enforcing the Company's rights in and to the Work Product and/or other property of the Company, and in prosecuting and defending appeals, interferences, infringement suits and controversies relating thereto. The provisions of this Section shall survive the termination of Employee's employment with the Company, regardless of whether the termination is with or without cause or whether by the Employee or by the Company.

3. Covenant Not to Compete. Employee recognizes and acknowledges that it is essential for the proper protection of the business of the Company that Employee be restrained from competing against the Company during the term of Employee's employment with the Company and for a reasonable period of time following the termination of Employee's employment with the Company. Therefore, as a material inducement to the Company to allow Employee to become and/or remain an employee of the Company, Employee agrees that, during the term of Employee's employment with the Company, and during the two (2) year period commencing on the date of termination of Employee's employment with the Company, regardless of whether the termination is with

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or without cause, or whether by the Company or by the Employee , Employee shall not directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, or control of any competing business. Further, Employee shall not engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business. For purposes of this Agreement, the term "Competing Business" shall mean: (a) Any person, corporation or other entity which sells or attempts to sell and/or provides or attempts to provide any products and/or services which are the same as or similar to the products and/or services sold by the Company at any time, and from time to time during (i) the term of Employee's employment with the Company, or (ii) the last two (2) years prior to the termination of Employee's employment with the Company, whichever is longer; and/or (b) Any person, corporation or other entity which solicits, trades with, advises, calls upon or otherwise does, or attempts to do, directly or indirectly, business with any clients, customers or accounts of the Company, its successors, assigns or affiliates, that have done business with the Company at any time, and from time to time during (i) the term of Employee's employment with the Company, or (ii) the last two (2) years prior to the termination of Employee's employment with the Company, whichever is longer; and/or (c) Any person, corporation or other entity engaged in the same or similar business as the business of the Company and which, directly or indirectly, is or was in competition with the Company at any time and from time to time during (i) the term of Employee's employment with the Company, or (ii) the last two (2) years prior to the termination of Employee's employment with the Company, whichever is longer. The provisions of this Section shall survive the termination of Employee's employment with the Company, regardless of whether the termination is with or without cause, or whether by the Employee or the Company. Employee acknowledges and agrees that the restrictions and limitations contained in this paragraph are reasonable as to the scope and duration and are necessary to protect the Company's proprietary interests and to preserve the Company's competitive advantage. In the event that any of the restrictions and limitations contained anywhere in this paragraph are deemed to exceed the time, scope and/or geographic limitations prescribed by applicable law, then such provisions of this paragraph shall be reformed to the maximum time, scope, and geographic limitations permitted by applicable law.

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4. Covenant Not to Solicit Customers / Clients. Employee recognizes and acknowledges that the Company has expended and will expend considerable and significant amounts of time and money establishing relationships and good will with existing and prospective customers / clients and developing a list of its customers / clients and prospective customers / clients, which list is not available to the general public. Employee further recognizes and acknowledges that the aforesaid list may contain other information about the customers / clients and prospective customers / clients not available to the general public and that Employee may be privileged to this list. Employee also recognizes and acknowledges that many of the Company's competitors could not recreate this list without substantial efforts, that the Company's business would be irreparably and greatly damaged by the use of this information other than for its benefit, and that it is essential for the proper protection of the business of the Company that Employee be restrained from soliciting the trade of or trading with the customers / clients of the Company for any business purpose whatsoever during the term of Employee's employment with the Company and for a reasonable period following the termination of this Agreement. Therefore, as a material inducement to the Company to allow Employee to become and/or remain an employee of the Company, Employee agrees that, during the term of Employee's employment with the Company, and during the two (2) year period commencing on the date of termination of Employee's employment with the Company, regardless of whether the termination is with or without cause, or whether by the Company or by the Employee, Employee will not, directly or indirectly, solicit the trade of, or trade with, or do business with, or attempt to solicit the trade of, or trade with, or do business with, any of the Company's customers / clients or prospective customers / clients except for the Company's benefit, and except to the extent that Employee traded with or did business with any such customer / client or prospective customer / client prior to the date upon which said Employee was engaged to perform services for and on behalf of the Company. The provisions of this Section shall survive the termination of Employee's employment with the Company regardless of whether the termination is with or without cause, or whether by the Employee or by the Company. Employee acknowledges and agrees that the restrictions and limitations contained in this paragraph are reasonable as to the scope and duration and are necessary to protect the Company's proprietary interests and to preserve the Company's competitive advantage. In the event that any of the restrictions and limitations contained anywhere in this paragraph are deemed to exceed the time, scope and/or geographic limitations prescribed by applicable law, then such provisions of this paragraph shall be reformed to the maximum time, scope, and geographic limitations permitted by applicable law.

5. Covenant Not to Solicit Employees, Independent Contractors and/or Vendors. Employee recognizes and acknowledges that the Company has expended and will expend considerable and significant amounts of time and money establishing relationships with and/or training its employees and/or independent contractors. Employee recognizes and acknowledges that it is essential for the proper protection of the business of the Company

FOR THE COMPANY

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that Employee be restrained from soliciting or inducing any employee, independent contractor, and/or Vendor of the Company to leave the employ of the Company and from hiring or attempting to hire any employee, independent contractor and/or Vendor of the Company. "Vendors" shall mean any person or entity that Company has entered into a contractual relationship with to render specific services to Company and where vendor is involved in or is privy to Company's marketing, promotional and/or education materials, or any of Company's trade secrets, proprietary or confidential information. Therefore, as a material inducement to the Company to allow Employee to become and/or remain an employee of the Company. Employee agrees that, during the term of Employee's employment with the Company, and during the two (2) year period commencing on the date of termination of Employee's employment with the Company, regardless of whether the termination is with or without cause, or whether by the Employee or the Company, Employee will not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee, independent contractor or vendor of the Company to leave the Company for any reason whatsoever, or hire any employee, independent contractor or vendor of the Company. The provisions of this Section shall survive the termination of Employee's employment with the Company, regardless of whether the termination is with or without cause, or whether by the Employee or the Company. Employee acknowledges and agrees that the restrictions and limitations contained in this paragraph are reasonable as to the scope and duration and are necessary to protect the Company's proprietary interests and to preserve the Company's competitive advantage. In the event that any of the restrictions and limitations contained anywhere in this paragraph are deemed to exceed the time, scope and/or geographic limitations prescribed by applicable law, then such provisions of this paragraph shall be reformed to the maximum time, scope, and geographic limitations permitted by applicable law.

6. Covenant Not to Violate Company Confidences. Employee recognizes and acknowledges that (a) during the term of Employee's employment with the Company, it may be necessary for Employee to acquire, and during the course of Employee's previous work for or on behalf of the Company prior to the commencement of this Agreement, Employee may have already acquired, information which could include, in whole or in part, information concerning the Company's sales, sales volume, sales methods, sales proposals, customers / clients and prospective customers / clients (including lists thereof), identity of customers / clients and prospective customers / clients, identity of key personnel in the employ of customers, amount or kind ~~of~~ customer's / client's purchases from and/or transactions with the Company, the needs and requirements of any or all customers / clients, the terms and conditions under which the Company deals with customers / clients or prospective customers / clients, the terms and conditions under which the Company deals with suppliers or prospective suppliers, employee lists, the Company's sources of supply, the Company's billing rates, methods, techniques, compositions, ideas, improvements, inventions, computer programs and data, system documentation, special hardware/ product hardware, related software development, correspondence, letters,

FOR THE COMPANY

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notes, notebooks, reports, flowcharts, proposals writings, correspondence, publications, lecture materials, records, files, marketing plans, marketing analyses, marketing materials, business plans, internal memoranda, and/or any and all other confidential or proprietary information belonging to the Company or relating to the Company's business(es) and/or affairs, (collectively referred to herein as the "Confidential and Proprietary Information"); (b) this Confidential and Proprietary Information has been compiled by the Company at great expense and over a great amount of time; (c) the Confidential and Proprietary Information is the sole and exclusive property of the Company; (d) the use, misappropriation or disclosure of the Confidential and Proprietary Information by Employee or otherwise would constitute a breach of trust and could cause irreparable injury to the Company; and (e) it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Confidential and Proprietary Information be kept secret and that Employee not disclose the Confidential and Proprietary Information to others or use the Confidential and Proprietary Information to Employee's own advantage or the advantage of others. Therefore, as a material inducement to the Company to allow Employee to become and/or remain an employee of the Company, and as a material inducement to the Company to disclose or allow to be known to Employee some or all of the Confidential and Proprietary Information during the term of Employee's employment with the Company (at the Company's sole and absolute discretion), Employee hereby agrees that, throughout the term of Employee's employment with the Company and following the date of termination of Employee's employment with the Company, regardless of whether the termination is with or without cause, or whether by the Employee or the Company, Employee will hold and safeguard the Confidential and Proprietary Information in trust for the Company, and not misappropriate or divulge to any person that is not affiliated with the Company, or make available to anyone for use outside the Company's organization at any time, either during the term of Employee's employment with the Company or subsequent to the termination of Employee's employment with the Company, except with the express written consent of the CEO or President of the Company, any of the Company's Confidential and Proprietary Information, whether or not developed or created by Employee. Furthermore, Employee agrees that, upon termination of Employee's employment with the Company, regardless of whether the termination is with or without cause, or whether by the Company or by the Employee, or at any time upon request by the Company, Employee shall surrender to the Company all tangible evidence of any type, whatsoever, in any format, whatsoever, of such Confidential and Proprietary Information of which said Employee is then in possession. The provisions of this Section shall survive the termination of Employee's employment with the Company regardless of whether such termination is with or without cause, or whether by the Company or the by Employee. Employee acknowledges and agrees that the restrictions and limitations contained in this paragraph are reasonable as to the scope and duration and are necessary to protect the Company's proprietary interests and to preserve the Company's competitive advantage. In the event that any of the restrictions and limitations contained anywhere in this paragraph are deemed to exceed the time, scope and/or geographic limitations prescribed by

FOR THE COMPANY

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applicable law, then such provisions of this paragraph shall be reformed to the maximum time, scope, and geographic limitations permitted by applicable law.

7. Enforcement. Employee recognizes that the Company would be irreparably injured by the breach of any provision of Sections 3, 4, 5, and/or 6, and that money damages alone may not be an appropriate measure of the harm to the Company from such a breach. Therefore, employee agrees that equitable relief, including specific performance of these provisions by injunction, would be an appropriate remedy for the breach of these provisions, and the Company may enforce the provisions of these Sections by either suit for damages or injunction, or both, without the need to post bond. These enforcement rights shall be cumulative with and not successive or exclusive of any other legal remedies which may be available to the Company in law or in equity including, without limitation, the rights and remedies available to the Company under any applicable trade secrets act.

8. Survival. The provisions of Sections 3, 4, 5 and 6 shall expressly survive the termination of Employee's employment with the Company, regardless of whether such termination is with or without cause or whether by the Company or the Employee, even if Employee has separate claims against the Company.

9. Notice of Existence of Agreement. Employee acknowledges and agrees that the Company shall have the right to notify any of Employee's actual or prospective employers of the existence of Sections 3, 4, 5 and 6 of this Agreement.

10. Employment Manual. Employee agrees that where any portion of this Agreement conflicts with the Company's then existing employment manual, this Agreement shall control.

11. Indemnification. Employee shall indemnify and save the Company harmless from and against any and all claims, demands, and actions arising out of Employee's breach of this Agreement, and Employee shall reimburse the Company for any and all costs, damages and expenses, including, without limitation, all reasonable attorney's fees and costs, which the Company pays or becomes obligated to pay by reason of such activities or breach. The provisions of this Section shall expressly survive the termination of Employee's employment with the Company regardless of whether the termination is with or without cause, or whether by the Company or the Employee.

12. Notices. Any notice required or permitted to be made under this Agreement shall be in writing and shall be effective when actually delivered in person or three days after being deposited in the U.S. mail, registered or certified, postage prepaid and addressed to the party at the address set forth herein or at such other address as either party may designate by written notice to the other:

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deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

20. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

21. Agreement Binding. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

22. Counterparts. This Agreement shall not be executed in counterparts. For this Agreement to take effect, each of the parties must execute the original Agreement.

23. Savings Clause. Each provision of this Agreement is intended to be severable. If any provision of this Agreement, or the application of such provision to any person, entity or circumstance, shall be held invalid, illegal, or unenforceable in any respect, the remainder of this Agreement, or the application of such provision to persons, entities or circumstances other than those as to which it is held invalid, shall not be affected thereby and the Agreement shall be construed as if the illegal, invalid or unenforceable provision were never a part hereof.

24. Amendment. This Agreement may only be modified and/or amended by a written instrument executed by all parties hereto.

25. No Release. Employee agrees that the termination of Employee's employment by the Company for any reason whatsoever, whether with or without cause, or whether by the Company or by the Employee, shall not release Employee from any of Employee's obligations contained herein.

26. Reapplication. If the employment relationship between the Company and Employee is terminated for any reason whatsoever, whether with or without cause, whether by the Employee or by the Company, and if Employee is later re-employed by the Company, this Agreement will be applicable to such re-employment as if there had been no interruption of the employment relationship, without the necessity for the execution of a new Agreement between the parties.

27. Employment At Will. Except for an employee who is a party to a formal, executed Employment Agreement with the Company, Employee acknowledges and agrees that Employee is and will remain an employee at will, free to resign and subject to termination for any reason whatsoever, notwithstanding anything contained in this Agreement. If Employee is a party to an Employment Agreement with the Company, then

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the terms of the Employment Agreement shall remain in full force and effect and shall be read and interpreted in conjunction with this Agreement. If the Employment Agreement and this Agreement conflict, then this Agreement shall control.

28. Independent Legal Counsel. Each party hereby acknowledges that said party has had ample opportunity to seek independent legal counsel, and has been represented by, or has otherwise waived its right to be represented by, such independent legal counsel, with respect to the negotiation and execution of this Agreement.

EMPLOYEE:

Print Name: JOHN F. Kane

State of Florida
County of Lee

Subscribed and sworn to before me this 14 day of April, 2003 John Kane, as employee of Whitney Education Group, Inc., who is [ ] personally known to me or [X] has provided the following identification: __________

J. BARSONE
MY COMMISSION # DD 154846
EXPIRES: October 1, 2006
Bonded Thru Notary Public Insurance Agency

: 04/14/03

FOR THE COMPANY

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COMPANY:

By: ____________________

Title: ____________________

State of Florida
County of Lee

Subscribed and sworn to before me this 14 day of April, 2003, Ronald Simon, as employee of Whitney Education Group, Inc., who is [X] personally known to me or [ ] has provided the following identification: ____________________.

J. SANSONE
MY COMMISSION # DD 156646
EXPIRES: October 3, 2006
Bonded Thru Pichard Insurance Agency

J Sansone
4/14/3

I:\docs\sa\cases\Employee Confidentiality Agreement.doc

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AMENDMENT TO NON-COMPETE, CONFIDENTIALITY AND NONSOLICITATION AGREEMENT

This document serves as an amendment to the Confidentiality, Non-Compete and Non-Solicitation Agreement that was executed by you upon commencement of your employment relationship with Whitney Education Group, Inc. Said agreement is hereby amended as follows:

Section 6 of the Confidentiality, Non-Compete and Non-Solicitation Agreement (hereinafter referred to as "Agreement") shall be amended to read as follows:

Covenant Not to Violate Company Confidences. Employee recognizes and acknowledges that (a) during the term of Employee's employment with the Company, it may be necessary for Employee to acquire, and during the course of Employee's previous work for or on behalf of the Company prior to the commencement of this Agreement, Employee may have already acquired, information which could include, in whole or in part, information concerning the Company's sales, sales volume, sales methods, sales proposals, customers / clients and prospective customers / clients (including lists thereof), identity of customers / clients and prospective customers / clients, identity of key personnel in the employ of customers, amount or kind of customer's / client's purchases from and/or transactions with the Company, the needs and requirements of any or all customers / clients, the terms and conditions under which the Company deals with customers / clients or prospective customers / clients, the terms and conditions under which the Company deals with suppliers or prospective suppliers, employee lists, the Company's sources of supply, the Company's billing rates, methods, techniques, compositions, ideas, improvements, inventions, computer programs and data, system documentation, special hardware, product hardware, related software development, correspondence, letters, notes, notebooks, reports, flowcharts, proposals writings, correspondence, publications, lecture materials, records, files, marketing plans, marketing analyses, marketing materials, business plans, internal memoranda, and/or any and all other confidential or proprietary information belonging to the Company or relating to the Company's business(es) and/or affairs, (collectively referred to herein as the "Confidential and Proprietary Information"); (b) this Confidential and Proprietary Information has been compiled by the Company at great expense and over a great amount of time; (c) the Confidential and Proprietary Information is the sole and exclusive property of the Company; (d) the use, misappropriation or disclosure of the Confidential and Proprietary Information by Employee or otherwise would constitute a breach of trust and could cause irreparable injury to the Company; and (e) it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Confidential and Proprietary Information be kept secret and that Employee not disclose the Confidential and Proprietary Information to others or use the Confidential and Proprietary Information to Employee's own advantage or the advantage of others. Therefore, as a material inducement to the Company to allow Employee to become and/or remain an employee of the Company, and as a material inducement to the Company to disclose or allow to be known to Employee some or all of the Confidential and Proprietary Information during the term of Employee's employment with the Company (at the Company's sole and absolute discretion), Employee hereby agrees that, throughout the term of Employee's employment with the Company and following the date of termination of Employee's employment with the Company, regardless of whether the termination is with or without cause, or whether by the Employee or the Company, Employee will hold and safeguard the Confidential and Proprietary Information in trust for the Company, and not misappropriate or divulge to any person that is not affiliated with the Company, or make available to anyone for use outside the Company's organization at any time, either during the term of Employee's employment with the Company or subsequent to the termination of Employee's employment with the Company, except with the express written consent of the CEO or President of the Company, any of the Company's Confidential and Proprietary Information, whether or not developed or created by Employee. Furthermore, Employee agrees that, upon termination of Employee's employment with the Company, regardless of whether the termination is with or without cause, or whether by the Company or by the Employee, or at any time upon request by

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the Company, Employee shall surrender to the Company all tangible evidence of any type, whatsoever, in any format, whatsoever, of such Confidential and Proprietary Information of which said Employee is then in possession.

Employee further recognizes and acknowledges that the publication of company information, regardless of whether or not the information is considered proprietary and/or confidential, may cause irreparable harm and damage to the Company. Therefore, as a material inducement to the Company to allow Employee to become and/or remain an employee of the Company, and as a material inducement to the Company to disclose or allow Employee access to company information during the term of Employee's employment with the Company (at the Company's sole and absolute discretion), Employee hereby agrees that throughout the term of Employee's employment with the Company and following the date of termination of Employee's employment with the Company, regardless of whether the termination is with or without cause, or whether by the Employee or the Company, Employee will not publish in any form or fashion including, but not limited to, internet publication and all other means of electronic dissemination, any company information that is not readily available to the public at large. Said prohibition specifically excludes those activities that are required of Employee to conduct Employee's work assignments on behalf of Company and as otherwise may be directed by Employee's supervisor, but does include any other dissemination of all proprietary and confidential information and all other company documents not readily available to the public including but not limited to Company phone directories, personnel information, unpublished company reports, and all other documents utilized by the Company to conduct its operations that are not intended for public dissemination.

Employee also acknowledges that the public disclosure by Employee of their affiliation with Company over the Internet and/or other similar electronic means may cause the Company irreparable harm and damage. Therefore, Company desires Employee to refrain from disclosing Employee's affiliation with the Company over the Internet and all other similar forms of electronic publication and Employee agrees not to divulge their affiliation with the company at any time, either during the term of Employee's employment with the Company or subsequent to the termination of Employee's employment with the Company, except with the express written consent of the CEO or President of the Company. Said prohibition does not include disclosure of Employee's affiliation with Company that may be required by Employee in conducting routine business assignments on behalf of Company, nor does it prohibit disclosure of affiliation for the purpose of job applications, resume posting and things of a similar nature.

The provisions of this Section shall survive the termination of Employee's employment with the Company regardless of whether such termination is with or without cause, or whether by the Company or the by Employee.

Employee acknowledges and agrees that the restrictions and limitations contained in this paragraph are reasonable as to the scope and duration and are necessary to protect the Company's proprietary interests and to preserve the Company's competitive advantage. In the event that any of the restrictions and limitations contained anywhere in this paragraph are deemed to exceed the time, scope and/or geographic limitations prescribed by applicable law, then such provisions of this paragraph shall be reformed to the maximum time, scope, and geographic limitations permitted by applicable law.

[signature]	John F Kaaz	4-13-2006
Employee	Print Name	Date
[signature]	Brenda Katscher	4/13/06
Employer	Print Name	Date

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EXHIBIT E

BANK ACCOUNTS

Intentionally Omitted